JOHN HANCOCK TRUST
JOHN HANCOCK FUNDS II
Power of Attorney
     The undersigned Trustees of each of the above listed Trusts, each a Massachusetts business trust, does hereby severally constitute and appoint THOMAS M. KINZLER, STEVEN SUNNERBERG, BETSY ANNE SEEL, KINGA KAPUSCINSKI NICHOLAS J. KOLOKITHAS AND CHRISTOPHER SECHLER, and each acting singly, to be my true, sufficient and lawful attorneys, with full power to each of them, and each acting singly, to sign for me, in my name and in the capacity indicated below, any Registration Statement on Form N-1A to be filed by the Trust under the Investment Company Act of 1940, as amended (the “1940 Act”), and under the Securities Act of 1933, as amended (the “1933 Act”), and any and all amendments to said Registration Statements, with respect to the offering of shares and any and all other documents and papers relating thereto, and generally to do all such things in my name and on my behalf in the capacity indicated to enable the Trust to comply with the 1940 Act and the 1933 Act, and all requirements of the Securities and Exchange Commission thereunder, hereby ratifying and confirming my signature as it may be signed by said attorneys or each of them to any such Registration Statements and any and all amendments thereto.
(THE REMAINDER OF THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK)

     IN WITNESS HEREOF, I have hereunder set my hand on this instrument as of the 17th day of December 2010.

/s/ Charles L. Bardelis	/s/ James R. Boyle

Charles L. Bardelis	James R. Boyle

/s/ Peter S. Burgess	/s/ Elizabeth G. Cook

Peter S. Burgess	Elizabeth G. Cook

/s/ Grace K. Fey	/s/ Theron S. Hoffman

Grace K. Fey	Theron Steeley Hoffman

/s/ Hassell H. McClellan	/s/ James M. Oates

Hassell H. McClellan	James M. Oates

/s/ Steven M. Roberts

Steven M. Roberts

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